Exhibit 99.2

KOBEK ACCOUNTING GROUP, INC

I have analyzed the financial records of Dominovas Energy LLC for the purpose of determining the Financial Statements for 2012 and 2013.

Based on my analysis  of the  financial records of Dominovas  Energy LLC, I, Andres Guiga the undersigned Accountant, certify that the financial statements are correct and according to GAAP

/s/ Andres Guiga	2/11/14
Andres Guiga CTEC A 016519 Accountant	Date

2812 SANTA MONICA BLVD., SUITE 204	SANTA MONICA, CA 90404

PHONE: (310) 450-5700	FAX: (310) 450-6100

Dominovas Energy LLC January – December 2012 Profit & Loss Report

Income	$0.00

Expenses
Depreciation Expense	$6,859.00

Total Expense	$6,859.00

Net Income	$(6,859.00)

DOMINOVAS ENERGY LLC 2012 JAN-DEC BALANCE SHEET
ASSETS
Current Assets	0.00
Total	0.00

Total Current Assets	0.00

Fixed Assets
Intangible Assets (*)	27,312.00
Legal & Professional *	1,577.00
Marketing*	6,869.00
Meals*	3,560.00
Travel*	15,306.00

Accumulated Amortization	-6,859.00
Total Fixed Assets	20,153.00

Other Assets
Total Other Assets

TOTAL ASSETS	20,453.00

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
Total Other Current Liabilities	0.00

Total Current Liabilities	0.00

Total Liabilities	0.00

Equity
SPERO PLAVOUKOS	9,104.00
NEAL ALLEN	9,104.00
MICHAEL WATKINS	9,104.00
Retained Earnings	-6,859.00
Total Equity	20,453.00

TOTAL LIABILITIES & EQUITY	20,453.00

Dominovas Energy LLC Explanation of Intangibles*

2012 Intangible Assets	$27,312.00

Expenses

Legal & Professional Expense	1577
Marketing Expense	6869
Meals	3560
Travel Expense	15306

Total Expense	$2312.00

Dominovas Energy LLC January – December 2013 Profit & Loss Report
Income	$0.00

Expenses
Rent	800
Depreciation Expense	28493

Total Expense	$29,293.00

Net Income	$(29,293.00)

DOMINOVAS ENERGY LLC 2013 JAN-DEC BALANCE SHEET

ASSETS
Current Assets	0.00
Total	0.00

Total Current Assets	0.00

Fixed Assets
Intangible Assets (*)	108,328.00
Advertising*	20,156.00
Auto Exp *	1,485.00
Legal & Professional *	1,800.00
Marketing*	16,589.00
Meals*	11,255.00
Travel*	15,306.00
Rent*	800
Web Hosting*	13,625.00
Accumulated Amortization	-28,493.00
Total Fixed Assets	79,835.00

Other Assets
Total Other Assets

TOTAL ASSETS	79,835.00

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
Total Other Current Liabilities	0.00

Total Current Liabilities	0.00

Total Liabilities	0.00

Equity
SPERO PLAVOUKOS	26,599.00
NEAL ALLEN	26,632.00
MICHAEL WATKINS	26,603.00
Adjustment to Capital Account	1.00
Net Income	-22,465.00
Total Equity	79,835.00

TOTAL LIABILITIES & EQUITY	79,835.00

Dominovas Energy LLC Explanation of Intangibles

2013 Intangible Assets	$81,016.00

Expenses
Advertising	20156
Auto Expense
Legal & Professional
Expense	1800
Marketing Expense	16589
Meals	11255
Travel Expense	15306
Rent	800
Web Hosting	13625

Total Expense	$81,016.00